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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  February 1, 1996


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                    0-9767               94-2579751
(STATE OR OTHER JURISDICTION        (COMMISSION         (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)        IDENTIFICATION NO.)


   9162 Eton Avenue, Chatsworth, California                   91311
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



Registrant's telephone number, including area code:  (818) 709-1244


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

   On February 1, 1996, the Registrant ("IRIS") and Norfolk Scientific, Inc., d/b/a StatSpin Technologies, ("StatSpin") effected a combination of their respective businesses through a merger of StatSpin Acquisition Corporation, a newly-formed Massachusetts corporation and wholly-owned subsidiary of IRIS ("Merger Sub"), with and into StatSpin, with StatSpin being the surviving corporation and becoming a wholly-owned subsidiary of IRIS (the "Merger").

   StatSpin, based in Norwood, MA, manufactures special purpose centrifuges and other small instruments widely used in clinical, veterinary, physician's office and research laboratories and distributes its products primarily through the Curtin Matheson Scientific Division of Fisher Scientific and a number of leading distributors to the physician's office and veterinary laboratories markets. StatSpin had net sales of $2.9 million in its last fiscal year.

   IRIS completed the acquisition of StatSpin for approximately 340,000 shares of IRIS common stock and the assumption of options and warrants to purchase an additional 126,000 shares of IRIS common stock. The total consideration paid by IRIS is valued at $3,000,000 based on a value of $7.58 per share of IRIS common stock which was the average closing price for the ten-day period ending on January 26, 1996. The acquisition is expected to qualify as a pooling-of-interests for financial accounting purposes.

   IRIS plans to continue current StatSpin operations as well as its channels of distribution with StatSpin operating as an IRIS subsidiary. Dr. Thomas F. Kelley, StatSpin founder and chief executive, will be the General Manager of the new subsidiary and also will become a member of the IRIS Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        See Exhibit 99.1.

   (B)  PRO FORMA FINANCIAL INFORMATION.

        See Exhibit 99.2.

   (C)  EXHIBITS.

        1    --   Agreement and Plan of Merger by and among IRIS, StatSpin, and
                  Merger Sub dated as of January 31, 1996;
        23.1 --   Consent of KPMG Peat Marwick LLP;
        99.1 --   StatSpin Financial Statements;
        99.2 --   Unaudited Pro Forma Condensed Financial Statements.


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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INTERNATIONAL REMOTE IMAGING SYSTEMS,
                                  INC.



Date:  February 16, 1996          By:   /s/ E. Eduardo Benmaor
                                      -----------------------------------------
                                      E. Eduardo Benmaor
                                      Controller, Principal Accounting Officer
                                      and Secretary



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                                  EXHIBIT INDEX


          1    --   Agreement and Plan of Merger by and among IRIS, StatSpin,
                    and Merger Sub dated as of January 31, 1996;
          23.1 --   Consent of KPMG Peat Marwick LLP;
          99.1 --   StatSpin Financial Statements;
          99.2 --   Unaudited Pro Forma Condensed Financial Statements.



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